UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2024
Intensity Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41109	46-1488089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Enterprise Drive, Suite 430 Shelton, CT	06484-4779
(Address of Principal Executive Offices)	(Zip Code)
(203) 221-7381
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.0001 par value per share	INTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2024, the Board of Directors of Intensity Therapeutics, Inc. (the “Company”) resolved that Mr. James Ahlers (i) shall be removed as an officer of the Company pursuant to the Company’s bylaws and (ii) shall no longer be designated as an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act. Mr. Ahlers will continue to serve in a senior corporate finance consulting role through an existing consulting agreement with Mr. Ahlers’ employer, Danforth Advisors LLC. Mr. Ahlers’s removal as an officer is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices and was done solely in recognition of the reduced scope of Mr. Ahlers’ responsibilities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 24, 2024

Intensity Therapeutics, Inc.

By:	/s/ Lewis H. Bender
	Name:	Lewis H. Bender
	Title:	Chief Executive Officer
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